UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report: November 15, 2007
(Date of earliest event reported)
QUEST ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33787 (Commission File Number)	26-0518546 (I.R.S. Employer Identification Number)
210 Park Avenue, Suite 2750
Oklahoma City, Oklahoma 73102
(Address of principal executive offices, including zip code)
(405) 600-7704
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
General
     As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on November 9, 2007, Quest Energy Partners, L.P. (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Quest Resource Corporation (“QRC”), Quest Energy GP, LLC (the “General Partner”), Quest Cherokee, LLC (“Quest Cherokee”) and Wachovia Capital Markets, LLC and RBC Capital Markets Corporation, as representatives of the several underwriters (collectively, the “Underwriters”), providing for the offer and sale in a firm commitment underwritten offering (the “Offering”) of 9,100,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a price of $18.00 per Common Unit ($16.83 per Common Unit, net of underwriting discount). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an aggregate of 1,365,000 additional Common Units at the same price. The transactions contemplated by the Underwriting Agreement closed on November 15, 2007.
     In the Underwriting Agreement, the Partnership agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any of those liabilities.
Contribution, Conveyance and Assumption Agreement.
     The description of the Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) described under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.
Omnibus Agreement
     On November 15, 2007, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) with the General Partner and QRC. As more fully described in the Partnership’s final prospectus (the “Prospectus”), dated November 8, 2007 (File No. 333-144716) and filed on November 9, 2007 with the Commission pursuant to Rule 424(b)(4) under the Securities Act, the Omnibus Agreement governs the Partnership’s relationship with QRC and its affiliates regarding the following matters:
(i)	reimbursement of certain insurance, operating and general and administrative expenses incurred on behalf of the Partnership,

(ii)	indemnification for certain environmental liabilities, tax liabilities, title defects and other losses in connection with assets;

(iii)	a license for the use of the Quest name and mark; and

(iv)	the Partnership’s right to purchase from QRC and its affiliates certain assets that QRC and its Affiliates acquire within the Cherokee Basin.
     QRC’s maximum liability for its environmental indemnification obligations will not exceed $5 million, and it will not have any indemnification obligation for environmental claims or title defects until the Partnership’s aggregate losses exceed $500,000.
     Any or all of the provisions of the Omnibus Agreement, other than the indemnification provisions described above, will be terminable by QRC at its option if the General Partner is removed without cause and units held by the General Partner and its affiliates are not voted in favor of that removal. The Omnibus Agreement will also terminated in the event of a change of control of the Partnership or the General Partner.
     A copy of the Omnibus Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Management Services Agreement
     On November 15, 2007, the Partnership entered into a Management Services Agreement (“Management Agreement”) with the General Partner and Quest Energy Service, LLC (“QES”). As more fully described in the Partnership’s Prospectus, QES will perform acquisition services and general and administrative services, such as accounting, finance, tax, property management, risk management, land, marketing, legal and engineering to the Partnership, as directed by the General Partner. The Partnership will reimburse QES on a monthly basis for the reasonable costs of the services provided.
     Neither the Partnership nor QES may terminate the Management Agreement without cause so long as QRC or its affiliates controls the General Partner. Thereafter, the Management Agreement is terminable by either the Partnership or QES upon six months’ notice. It is also terminable by the Partnership or QES upon a material breach by the other party and failure to remedy such breach for 60 days (or 30 days in the event of nonpayment) after receiving notice of the breach.
     A copy of the Management Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.
Credit Facility
     In addition, on November 15, 2007, the Partnership entered into an Amended and Restated Credit Agreement (the “New Credit Agreement”), as a guarantor, with QRC, as the initial co-borrower, Quest Cherokee, as the borrower, Royal Bank of Canada, as administrative agent and collateral agent (“RBC”), KeyBank National Association, as documentation agent and the lenders party thereto. Quest Cherokee and QRC had previously been parties to the following credit agreements with Guggenheim Corporate Funding, LLC (“Guggenheim”): (i) Amended and Restated Senior Credit Agreement, dated February 7, 2006, as amended; (ii) Amended and Restated Second Lien Term Loan Agreement, dated June 9, 2006, as amended; and (iii) Third Lien Term Loan Agreement, dated June 9, 2006, as amended (collectively, the “Prior Credit Agreements”). Guggenheim and the lenders under the Prior Credit Agreements assigned all of their interests and rights (other than certain excepted interests and rights) in the Prior Credit Agreements to RBC and the new lenders under the New Credit Agreement pursuant to a Loan Transfer Agreement, dated November 15, 2007, by and among QRC, Quest Cherokee, Quest Oil & Gas, LLC (“QO&G”), QES, Quest Cherokee Oilfield Service, LLC, Guggenheim, Wells Fargo Foothill, Inc., the lenders under the Prior Credit Agreements and RBC. The New Credit Agreement amended and restated the Prior Credit Agreements in their entirety.
     The credit facility under the New Credit Agreement consists of a five-year $250 million revolving credit facility. Availability under the revolving credit facility is tied to a borrowing base that will be redetermined by RBC and the lenders every six months taking into account the value of Quest Cherokee’s proved reserves. In addition, Quest Cherokee and RBC each have the right to initiate a redetermination of the borrowing base between each six-month redetermination. As of November 15, 2007, the borrowing base was $160 million, and the amount borrowed under the New Credit Agreement was $75 million. Additionally at such time, QRC was released as a borrower under the New Credit Agreement.
     Quest Cherokee will pay a quarterly revolving commitment fee equal to 0.30% to 0.50% (depending on the utilization percentage) of the actual daily amount by which the lesser of the aggregate revolving commitment and the borrowing base exceeds the sum of the outstanding balance of borrowings and letters of credit under the revolving credit facility.
     In general, interest will accrue on the revolving credit facility at either LIBOR plus a margin ranging from 1.25% to 1.875% (depending on the utilization percentage) or the base rate plus a margin ranging from 0.25% to 0.875% (depending on the utilization percentage). The revolving credit facility may be prepaid, without any premium or penalty, at any time. The base rate is generally the higher of the federal funds rate plus 0.50% or RBC’s prime rate.

     The Partnership and Quest Cherokee Oilfield Service, LLC (“QCOS”) will guarantee all of Quest Cherokee’s obligations under the New Credit Agreement. The revolving credit facility will be secured by a first priority lien on substantially all of the assets of the Partnership, Quest Cherokee and QCOS.
     The New Credit Agreement provides that all obligations arising under the loan documents, including obligations under any hedging agreement entered into with lenders or their affiliates, will be secured pari passu by the liens granted under the loan documents.
     The Partnership, Quest Cherokee, the General Partner and their subsidiaries are required to make certain representations and warranties that are customary for credit agreements of this type. The New Credit Agreement also contains affirmative and negative covenants that are customary for credit agreements of this type. The covenants in the New Credit Agreement include, without limitation, delivery of financial statements and other financial information; notice of defaults and certain other matters; payment of obligations; preservation of legal existence and good standing; maintenance of assets and business; maintenance of insurance; compliance with laws and contractual obligations; maintenance of books and records; permit inspection rights; use of proceeds; execution of guaranties by subsidiaries; perfecting security interests in after-acquired property; curing title defects; maintaining material leases; operation of properties; notification of change of purchasers of production; maintenance of fiscal year; limitations on liens; limitations on investments; limitations on hedging agreements; limitations on indebtedness; limitations on lease obligations; limitations on fundamental changes; limitations on dispositions of assets; limitations on restricted payments, distributions and redemptions; limitations on nature of business, capital expenditures and risk management; limitations on transactions with affiliates; limitations on burdensome agreements; and compliance with financial covenants.
     The New Credit Agreement’s financial covenants prohibit Quest Cherokee, the Partnership and any of their subsidiaries from:
•	permitting the ratio (calculated based on the most recently delivered compliance certificate) of the Partnership’s consolidated current assets (including the unused amount of the borrowing base, but excluding non-cash assets under FAS 133) to consolidated current liabilities (excluding non-cash obligations under FAS 133, asset and asset retirement obligations and current maturities of indebtedness under the New Credit Agreement) at any fiscal quarter-end, commencing with the quarter ended December 31, 2007, to be less than 1.0 to 1.0; provided, however, that current assets and current liabilities shall exclude mark-to-market values of swap contracts, to the extent such values are included in current assets and current liabilities;

•	permitting the ratio (calculated on the most recently delivered compliance certificate) of adjusted consolidated EBITDA to consolidated interest charges at any fiscal quarter-end, commencing with the quarter ended December 31, 2007, to be less than 2.5 to 1.0 measured on a rolling four quarter basis; provided that for the periods ending December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008, such calculations shall be done on a pro forma basis; and

•	permitting the ratio (calculated based on the most recently delivered compliance certificate) of consolidated funded debt to adjusted consolidated EBITDA at any fiscal quarter-end, commencing with the quarter ended December 31, 2007, to be greater than 3.5 to 1.0 measured on a rolling four quarter basis; provided that the for the periods ending December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008, such calculations shall be done on a pro forma basis.
     Adjusted consolidated EBITDA is defined in the New Credit Agreement to mean the sum of (i) consolidated EBITDA plus (ii) the distribution equivalent amount (for each fiscal quarter of the Partnership, the amount of cash paid to the members of the General Partner’s management group and non-management directors with respect to restricted common units, bonus units and/or phantom units of the Partnership that are required under GAAP to be treated as compensation expense prior to vesting (and which, upon vesting, are treated as limited partner distributions under GAAP)).
     Consolidated EBITDA is defined in the New Credit Agreement to mean for the Partnership and its subsidiaries on a consolidated basis, an amount equal to the sum of (i) consolidated net income, (ii) consolidated interest charges, (iii) the amount of taxes, based on or measured by income, used or included in the determination of such consolidated net income, (iv) the amount of depreciation, depletion and amortization expense deducted in determining such consolidated net income, and (v) other non-cash charges and expenses, including, without limitation, non-cash charges and expenses relating to swap contracts or resulting from accounting convention changes, of the Partnership and its subsidiaries on a consolidated basis, all determined in accordance with GAAP.
     Consolidated interests charges is defined to mean for the Partnership and its subsidiaries on a consolidated basis, the excess of (i) the sum of (a) all interest, premium payments, fees, charges and related expenses of the Partnership and its subsidiaries in connection with indebtedness (net of interest rate swap contract settlements) (including capitalized interest), in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Partnership and its subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP over (ii) all interest income for such period.
     Consolidated funded debt is defined to mean for the Partnership an its subsidiaries on a consolidated basis, the sum of (i) the outstanding principal amount of all obligations and liabilities, whether current or long-term, for borrowed money (including obligations under the New Credit Agreement, but excluding all reimbursement obligations relating to outstanding but undrawn letters of credit), (ii) attributable indebtedness pertaining to capital leases, (iii) attributable indebtedness pertaining to synthetic lease obligations, and (iv) without duplication, all guaranty obligations with respect to indebtedness of the type specified in subsections (i) through (iii) above.
     Events of default under the New Credit Agreement are customary for transactions of this type and include, without limitation, non-payment of principal when due, non-payment of interest, fees and other amounts for a period of three business days after the due date, failure to perform or observe covenants and agreements (subject to a 30-day cure period in certain cases), representations and warranties not being correct in any material respect when made, certain acts of bankruptcy or insolvency, cross defaults to other material indebtedness, borrowing base deficiencies, and change of control. Under the New Credit Agreement, a change of control means (i) QRC fails to own or to have voting control over at least 51% of the equity interest of the General Partner, (ii) any person acquires beneficial ownership of 51% or more of the equity interest in the Partnership; (iii) the Partnership fails to own 100% of the equity interests in Quest Cherokee, or (iv) QRC undergoes a change in control (the acquisition by a person, or two or more persons acting in concert, of beneficial ownership of 50% or more of the Company’s outstanding shares of voting stock, except for a merger with and into another entity where the other entity is the survivor if QRC’s stockholders of record immediately preceding the merger hold more than 50% of the outstanding shares of the surviving entity.
     The summary of the New Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions in the New Credit Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.
Assignment and Assumption Agreement
     On November 15, 2007, the Partnership entered into an Assignment and Assumption Agreement (the “Assignment”) with Bluestem Pipeline, LLC (“Bluestem”) and QRC, whereby QRC assigned all of its rights in that certain Midstream Services and Gas Dedication Agreement, dated as of December 22, 2006, but effective as of December 1, 2006, as amended by Amendment No. 1 to the Midstream Services and Gas Dedication Agreement, dated as of August 9, 2007 (the “Midstream Services Agreement”), to the Partnership, and the Partnership assumed all of QRC’s liabilities and obligations arising under the Midstream Services Agreement from and after the assignment. Under the Assignment, QRC is released from all liabilities and obligations, other than those arising out of any breach of the Midstream Services Agreement by QRC occurring prior to the assignment. Additionally, QRC agrees to indemnify the Partnership from and against any losses, liabilities or damages that the Partnership may incur by reason of any breach of the Midstream Services Agreement occurring or accruing prior to the closing of the Offering.
     As more fully described in the Partnership’s Prospectus, under the Midstream Services Agreement, Bluestem will gather and provide certain midstream services, including dehydration, treating and compression, to the Partnership for all gas produced from the Partnership’s wells in the Cherokee Basin that are connected to Bluestem’s gathering system. Under the Midstream Services Agreement, the Partnership will pay Bluestem $0.50 per thousand cubic feet (“mcf”) of gas for gathering, dehydration and treating services and $1.10 per mcf of gas for compression services, subject to annual adjustment based on changes in natural gas prices and the producers price index. Such fees are subject to renegotiation in connection with each renewal term. Additionally, the Partnership will pay Bluestem (i) a fee of $1.25 per linear foot for Bluestem’s installation of saltwater disposal lines for the Partnership’s gas wells connected to the gathering system and (ii) a fee of $1,000 per well, subject to an annual adjustment based on changes in the Employment Cost Index for Natural Resources, Construction, and Maintenance, for the connection of such lines to the Partnership’s saltwater disposal wells.
     Bluestem has the option to connect all of the natural gas wells that the Partnership develops in the Cherokee Basin to its gathering system. In addition, Bluestem is required to connect to its gathering system, at its expense, any new natural gas well(s) that the Partnership completes in the Cherokee Basin if Bluestem would earn a specified internal rate of return from those wells.
     The summary of the Midstream Services Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions of the Midstream Services Agreement and Amendment No. 1, copies of which are filed as Exhibit 10.6 to a Current Report on Form 8-K filed by QRC with the Commission on December 29, 2006 and Exhibit 10.1 to a Current Report on Form 8-K filed by QRC with the Commission on August 13, 2007, respectively, and incorporated herein by reference. The summary of the Assignment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions of the Assignment, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.
Acknowledgement and Consent in Connection with the Midstream Omnibus Agreement
     The Partnership became subject to that certain Omnibus Agreement (the “Midstream Omnibus Agreement”), dated December 22, 2006, among QRC, Quest Midstream GP, LLC, Bluestem Pipeline, LLC and Quest Midstream Partners, L.P. (“Quest Midstream”), which is more fully described in the Partnership’s Prospectus, by signing an Acknowledgement and Consent, dated November 15, 2007 (the “Acknowledgement”). The Quest Midstream Agreement restricts the Partnership from engaging in the following businesses, subject to certain exceptions:
•	the gathering, treating, processing and transporting of gas in North America;

•	the transporting and fractionating of gas liquids in North America;

•	any other midstream activities, including but not limited to crude oil storage, transportation, gathering and terminaling;

•	constructing, buying or selling any assets related to the foregoing businesses; and

•	any line of business other than those described in the preceding bullet points that generates “qualifying income”, within the meaning of Section 7704(d) of the Internal Revenue Code of 1986, as amended, other than any business that is primarily engaged in the exploration for and production of oil or gas and the sale and marketing of gas and oil derived from such exploration and production activities
     As long as the Partnership is an affiliate of QRC and QRC or any of its affiliates control Quest Midstream, the Partnership will be bound by the Midstream Omnibus Agreement.
     A copy of the Acknowledgement is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.
Long-Term Incentive Plan
     In connection with the closing of the Offering, the board of directors of the General Partner adopted the Quest Energy Partners, L.P. Long-Term Incentive Plan (the “Plan”) for employees, consultants and directors of the General Partner and its affiliates, including the Partnership, who perform services for the Partnership. The Plan provides for the grant of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights and other unit-based awards. Subject to adjustment for certain events, an aggregate of 2,115,950 Common Units may be delivered pursuant to awards under the Plan.
     The board of directors of the General Partner or the Compensation Committee of the board of directors of QRC may amend, alter, suspend, discontinue or terminate the Plan at any time with respect to any award that has not yet been granted. They also have the right to amend or alter the Plan, or any part of the Plan, from time to time, including increasing the number of common units that may be granted, subject to unitholder approval as required by the exchange upon which the Common Units are listed at that time. However, no change in any outstanding grant may be made that would materially impair the rights of a participant without the participant’s consent.
     A copy of the Plan is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Relationships
     Each of the Partnership, the General Partner and the other parties to the Contribution Agreement, the Omnibus Agreement, the Management Agreement, the Midstream Omnibus Agreement and Midstream Services Agreement are direct or indirect subsidiaries of QRC. As a result, certain individuals, including officers and directors of QRC and the General Partner, serve as officers and/or directors of more than one of such entities. As described in Item 2.01 below, the General Partner holds a 2% general partner interest and the incentive distribution rights in the Partnership.
     Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Partnership, QRC and its affiliates. They have received customary fees and commissions for these transactions. RBC, an affiliate of RBC Capital Markets Corporation, is the administrative agent and a lender under Quest Midstream’s credit facility and is the administrative agent and a lender under the Partnership’s New Credit Agreement and the new credit facility of QRC that was entered into on November 15, 2007. RBC Capital Markets Corporation acted as the lead arranger and sole bookrunner for Quest Midstream’s credit facility, the Partnership’s New Credit Agreement, and QRC’s new credit facility.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On November 15, 2007, the Partnership entered into the Contribution Agreement with the General Partner, QRC, Quest Cherokee, QO&G and QES as contemplated by the Prospectus. At the closing of the Offering, the following transactions, among others, occurred pursuant to the Contribution Agreement:
•	the contribution of Quest Cherokee and its subsidiary to the Partnership;

•	the issuance of 431,827 General Partner Units and the incentive distribution rights to the General Partner and the continuation of its 2.0% general partner interest in the Partnership;

•	the issuance of 3,201,521 Common Units and 8,857,981 Subordinated Units to QRC; and

•	QRC and its affiliates on the one hand, and Quest Cherokee and the Partnership on the other, agreed to indemnify the other parties from and against all losses suffered or incurred by reason of or arising out of certain legal proceedings.
     These transfers and distributions were made in a series of steps outlined in the Contribution Agreement. As noted in Item 1.01 above, the Partnership has certain relationships with certain parties to the Contribution Agreement.
     A copy of the Contribution Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 2.01 by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The description of the New Credit Agreement included above under Item 1.01 is incorporated in this Item 2.03 by reference. A copy of the New Credit Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated in this Item 2.03 by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     The description in Item 2.01 of the issuance by the Partnership on November 15, 2007 in connection with the consummation of the transactions contemplated by the Contribution Agreement of (i) 431,827 General Partner Units to the General Partner and (ii) 3,201,521 Common Units and 8,857,981 Subordinated Units to QRC is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions. Each of such Subordinated Units will convert into one Common Unit at the end of the subordinated period. Unless earlier terminated pursuant to the terms of the partnership agreement of the Partnership, the subordination period will extend until the first day of any quarter beginning after December 31, 2012, that the Partnership meets the financial tests set forth in the partnership agreement of the Partnership, but may end sooner if the Partnership meets additional financial tests.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 15, 2007, the Partnership amended and restated its Agreement of Limited Partnership in connection with the Offering. A description of the First Amended and Restated Agreement of Limited Partnership of Quest Energy Partners, L.P. (the “LP Amendment”) is contained in the section of the Prospectus entitled, “The Partnership Agreement”, and the other sections of the Prospectus mentioned in such section and is incorporated herein by reference. A copy of the LP Amendment as adopted is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.
     On November 15, 2007, the General Partner amended and restated its Limited Liability Company Agreement. A copy of the Amended and Restated Limited Liability Company Agreement of Quest Energy GP, LLC as adopted is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description
Exhibit 3.1	First Amended and Restated Agreement of Limited Partnership of Quest Energy Partners, L.P.

Exhibit 3.2	Amended and Restated Limited Liability Company Agreement of Quest Energy GP, LLC.

Exhibit 10.1	Contribution, Conveyance and Assumption Agreement, dated as of November 15, 2007, by and among Quest Energy Partners, L.P., Quest Energy GP, LLC, Quest Resource Corporation, Quest Cherokee, LLC, Quest Oil & Gas, LLC, and Quest Energy Service, LLC.

Exhibit 10.2	Omnibus Agreement, dated as November 15, 2007, by and among Quest Energy Partners, L.P., Quest Energy GP, LLC and Quest Resource Corporation.

Exhibit 10.3	Management Services Agreement, dated as of November 15, 2007, by and among Quest Energy Partners, L.P., Quest Energy GP, LLC and Quest Energy Service, LLC.

Exhibit 10.4	Amended and Restated Credit Agreement, dated as of November 15, 2007, by and among Quest Resource Corporation, as the Initial Co-Borrower, Quest Cherokee, LLC, as the Borrower, Quest Energy Partners, L.P., as a Guarantor, Royal Bank of Canada, as Administration Agent and Collateral Agent, KeyBank National Association, as Documentation Agent, and the lenders from time to time party thereto.

Exhibit 10.5	Assignment and Assumption Agreement, dated as of November 15, 2007, by and among Quest Resource Corporation, Quest Energy Partners, L.P. and Bluestem Pipeline, LLC.

Exhibit 10.6	Acknowledgement and Consent, dated as of November 15, 2007, of Quest Energy Partners, L.P.

Exhibit 10.7	Quest Energy Partners, L.P. Long-Term Incentive Plan.

Exhibit 10.8	Loan Transfer Agreement, dated as of November 15, 2007, by and among Quest Resource Corporation, Quest Cherokee, LLC, Quest Oil & Gas, LLC, Quest Energy Service, Inc., Quest Cherokee Oilfield Service, LLC, Guggenheim Corporate Funding, LLC, Wells Fargo Foothill, Inc., and Royal Bank of Canada.

Exhibit Number	Description
Exhibit 10.9	Guaranty for Amended and Restated Credit Agreement by Quest Energy Partners, L.P. in favor of Royal Bank of Canada, dated as of November 15, 2007.

Exhibit 10.10	Guaranty for Amended and Restated Credit Agreement by Quest Cherokee Oilfield Service, LLC in favor of Royal Bank of Canada, dated as of November 15, 2007.

Exhibit 10.11	Pledge and Security Agreement for Amended and Restated Credit Agreement by Quest Energy Partners, L.P. for the benefit of Royal Bank of Canada, dated as of November 15, 2007.

Exhibit 10.12	Pledge and Security Agreement for Amended and Restated Credit Agreement by Quest Cherokee Oilfield Service, LLC for the benefit of Royal Bank of Canada, dated as of November 15, 2007.

Exhibit 10.13	Pledge and Security Agreement for Amended and Restated Credit Agreement by Quest Cherokee, LLC for the benefit of Royal Bank of Canada, dated as of November 15, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST ENERGY PARTNERS, L.P.

By:	Quest Energy GP, LLC, its General Partner

	By:	/s/ Jerry D. Cash

Jerry D. Cash
Chief Executive Officer
Date: November 20, 2007